UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 24, 2008
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Ford Motor Company ("Ford") hereby incorporates by reference its earnings news release dated July 24, 2008, which is herewith provided as Exhibit 99.1.

Ford will conduct two conference calls on July 24, 2008 to review preliminary second quarter 2008 financial results.  Beginning at 9:00 a.m., Ford's President and Chief Executive Officer Alan Mulally, Executive Vice President and Chief Financial Officer Don Leclair, and Executive Vice President – President The Americas Mark Fields, will host a presentation for the investment community and news media to review Ford's preliminary financial results and provide more details on Ford's overall plan.  Investors may access this presentation by dialing 800-573-4754 (or 1-617-224-4325 from outside the United States).  The passcode for either telephone number is a verbal response of "Ford Earnings."

At 11:00 a.m., Ford Senior Vice President and Controller Peter Daniel, Ford Vice President and Treasurer Neil Schloss, and Ford Motor Credit Company Vice Chairman and Chief Financial Officer K.R. Kent will host a presentation for fixed income analysts and investors.  Investors may access this presentation using the same dial-in information as above, with the passcode being a verbal response of "Ford Fixed Income."

A listen-only webcast and supporting presentation materials for these calls is available on the Internet at www.shareholder.ford.com.  Investors may also access replays for one week following the presentations by dialing 888-286-8010 (or 1-617-801-6888 from outside the United States).  The passcode for replays of the earnings call is 29481628; the passcode for replays of the fixed income call is 55865600.  All times referenced above are in Eastern Time.

Please note that Exhibit 99.1 to this Form 8-K discusses revenue and pre-tax profits excluding special items for Ford's Automotive and Financial Services sectors and the primary operating segments and business units therein.  The most directly comparable financial measures calculated and presented in accordance with U.S. Generally Accepted Accounting Principles are revenue and pre-tax profits including special items.  We believe that revenue and pre-tax profits excluding special items are useful measures to provide investors, because they exclude those items that we do not consider to be indicative of earnings from ongoing operating activities.  As a result, revenue and pre-tax profits excluding special items provide investors with more relevant measures of the results generated by our operations.

Item 8.01.  Other Events.

Our news release dated July 24, 2008, filed as Exhibit 99.2 hereto, is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 99.1	Earnings News Release dated	Filed with this Report
July 24, 2008

Exhibit 99.2	News Release dated July 24, 2008	Filed with this Report

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: July 24, 2008	By:	/s/ Louis J. Ghilardi
Louis J. Ghilardi
Assistant Corporate Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 99.1	Earnings News Release dated July 24, 2008

Exhibit 99.2	News Release dated July 24, 2008

Exhibit 99.1

NEWS

Contact:	Media: Bill Collins 1.313.390.4866 wcollin1@ford.com	Equity Investment Community: Larry Heck 1.313.594.0613 fordir@ford.com	Fixed Income Investment Community: Dave Dickenson 1.313.621.0881 fixedinc@ford.com	Shareholder Inquiries: 1.800.555.5259 or 1.313.845.8540 stockinf@ford.com

FOR IMMEDIATE RELEASE

FORD REPORTS $8.7 BILLION NET LOSS FOR SECOND QUARTER 2008, INCLUDING PRE-TAX SPECIAL CHARGES OF $8 BILLION; COMPANY ALSO DETAILS ACCELERATED TRANSFORMATION PLAN+

•	Net loss of $8.7 billion, or $3.88 a share, for the second quarter of 2008.

•	Pre-tax special charges of $8 billion, including impairments of $5.3 billion for Ford North America long-lived assets and $2.1 billion for Ford Motor Credit Company's operating lease portfolio.

•	Pre-tax loss of $1 billion from continuing operations, excluding special items.++

•
Cost reductions of $1 billion, including over $600 million in North America (at constant volume, mix and exchange; excluding special items).  The company remains on track to reach $5 billion in annual cost reductions in North America by the end of 2008 compared with 2005.

•	Strong profitability from Ford Europe and Ford South America.

•	Automotive gross cash at June 30 of $26.6 billion (including cash and cash equivalents, net marketable securities and loaned securities). +++

•
Ford also today announced a significant acceleration of its product and production transformation plan with the addition of several new fuel-efficient small vehicles in North America and a realignment of its North American manufacturing (see related release http://media.ford.com/article_display.cfm?article_id=28660).

Financial Results Summary	Second Quarter		First Half
	2008	O/(U) 2007	2008	O/(U) 2007
Wholesales (000) ++	1,561	(212)	3,092	(331)
Revenue (Bils.)++	$38.6	$(5.6)	$78.0	$(9.3)

Continuing Operations++
Automotive Results (Mils.)	$(670)	$(1,048)	$(18)	$(171)
Financial Services (Mils.)	(334)	(439)	(270)	(669)
Pre-Tax Results (Mils.)	$(1,004)	$(1,487)	$(288)	$(840)

After-Tax Results (Mils.)	(1,376)	(1,634)	(869)	(956)

Earnings Per Share++++	(0.62)	(0.75)	(0.39)	(0.44)

Special Items Pre-Tax (Mils.)	$(8,026)	$(8,469)	$(8,426)	$(8,756)

Net Income
After-Tax Results (Mils.)	$(8,667)	$(9,417)	$(8,567)	$(9,035)
Earnings Per Share	(3.88)	(4.19)	(3.87)	(4.09)

Automotive Gross Cash (Bils.)+++	$26.6	$(10.8)	$26.6	$(10.8)

See end notes on page 8.

DEARBORN, Mich., July 24, 2008 – Ford Motor Company [NYSE: F] today reported a second quarter net loss of $8.7 billion, or $3.88 per share, including pre-tax special items totaling $8 billion.  This compares with a net profit of $750 million, or 31 cents per share, in the second quarter of 2007.

Ford also today announced a significant acceleration of its transformation plan with the addition of several new fuel-efficient small vehicles in North America and a realignment of its North American manufacturing (see related release http://media.ford.com/article_display.cfm?article_id=28660).

“We continue to take decisive action in response to the rapidly changing business environment and remain absolutely committed to the four elements of our business transformation plan,” said Ford President and CEO Alan Mulally.  “Our European and South American operations are robust and profitable.  We have momentum in Asia.  And we are uniquely positioned to leverage our global assets and the global strength of the Ford brand to quickly bring more small, fuel-efficient vehicles to North America.”

The 2008 operating data discussed below exclude Jaguar Land Rover, which was sold on June 2, 2008. Jaguar Land Rover and Aston Martin data are, however, included in the 2007 data, except where otherwise noted. See tables following “Safe Harbor/Risk Factors” for the amounts attributable to Jaguar Land Rover and any necessary reconciliations to U.S. GAAP.

Ford’s second quarter pre-tax operating loss from continuing operations, excluding special items, was $1 billion, down from a year-ago profit of $483 million.  On an after-tax basis, Ford's second quarter operating loss from continuing operations, excluding special items, was $1.4 billion, or 62 cents per share, compared with a net profit of $258 million, or 13 cents per share, a year ago.

Ford’s second quarter revenue, excluding special items, was $38.6 billion, down from $44.2 billion a year ago.  Adjusted to exclude Jaguar Land Rover and Aston Martin from 2007 results, revenue would have been down slightly, with lower volume, adverse product mix and lower net pricing, partly offset by favorable exchange.

Special items reduced pre-tax results by $8 billion in the second quarter, or $3.26 a share, primarily reflecting charges associated with asset impairments of $5.3 billion for Ford North America and $2.1 billion for Ford Credit.  Because of deteriorating economic conditions, demand has declined substantially, particularly in North America.  At the same time, fuel and commodity prices have increased substantially.  As a result, there has been a significant shift away from large pickup trucks and traditional SUVs in North America.  This prompted a review of our long-lived North American assets and Ford Credit operating lease portfolio, which led to the pre-tax non-cash impairment charges.

Automotive gross cash, which includes cash and cash equivalents, net marketable securities, and loaned securities, was $26.6 billion at June 30, 2008, a decrease of $2.1 billion from the end of the first quarter.

The decrease primarily reflects working capital increases, upfront subvention payments to Ford Credit, and Automotive operating losses, offset partly by the proceeds of the Jaguar Land Rover sale.

The following discussion of second quarter highlights and results are on a pre-tax basis and exclude special items.  See tables following “Safe Harbor/Risk Factors” for the nature and amount of these special items and any necessary reconciliations to U.S. GAAP.

SECOND QUARTER HIGHLIGHTS

•	Posted profits of $582 million in Ford Europe and $388 million in Ford South America.

•	Launched the new Ford Kuga in Europe, a compact crossover vehicle with the best fuel economy of any AWD vehicle in the segment.

•	Completed the sale of Jaguar Land Rover to Tata Motors.

•
Improved initial quality of Ford brand vehicles in the U.S. at a rate faster than the industry average, according to J.D. Power and Associates.  Ford was the only full-line automaker to show continuous quality improvement since 2004.

•	Lincoln and Mercury finished fifth and sixth, respectively, in the latest J.D. Power survey of customer satisfaction with dealership service.

•
Achieved $1 billion in cost savings, including over $600 million in Ford North America (at constant volume, mix and exchange; excluding special items).  The company remains on track to achieve        $5 billion in annual cost reductions in North America by the end of 2008 compared with 2005.

•
Launched the 2009 Ford Flex, our all-new seven passenger crossover vehicle with fuel economy that is equal-to-or-better-than its crossover competitors, and Lincoln MKS, our new luxury sedan in North America.

•	Confirmed the next-generation European Ford Fiesta and Ford Focus will begin North American production in 2010 as Ford North America adds more small cars, crossovers and fuel-efficient powertrains.

AUTOMOTIVE SECTOR
Automotive Sector*	Second Quarter		First Half
	2008	O/(U) 2007	2008	O/(U) 2007
Wholesales (000)	1,561	(212)	3,092	(331)
Revenue (Bils.)	$34.1	$(6.0)	$69.1	$(9.6)
Pre-Tax Results (Mils.)	$(670)	$(1,048)	$(18)	$(171)

*excludes special items

For the second quarter of 2008, Ford’s worldwide Automotive sector reported a pre-tax loss of  $670 million, compared with a pre-tax profit of $378 million during the same period a year ago.  The deterioration was more than explained by lower volume and less favorable mix, particularly in the North American full-size pickup and traditional SUV segments, unfavorable net interest expense, lower net pricing, and changes in currency exchange, partly offset by favorable cost changes.

Worldwide Automotive revenue for the second quarter of 2008 was $34.1 billion, down from $40.1 billion a year ago.  Total company vehicle wholesales in the second quarter were 1,561,000, compared with 1,773,000 units a year ago.  The decrease reflected lower wholesales, primarily in North America, and the exclusion of Jaguar Land Rover and Aston Martin volume in 2008.

North America:  For the second quarter, Ford North America Automotive operations reported a pre-tax loss of $1.3 billion, compared with a loss of $270 million a year ago.  The deterioration reflected unfavorable volume and mix, especially in the full-size pickup truck and traditional SUV segments, and unfavorable net pricing.  The impact of these factors was partly offset by cost reductions. Second quarter revenue was $14.2 billion, down from $19 billion a year ago.

South America: For the second quarter, Ford South America posted a pre-tax profit of $388 million, up from $255 million a year ago.  The increase reflected higher net pricing and improved volume and mix, partially offset by unfavorable exchange. Second quarter revenue increased to $2.4 billion, up from $1.8 billion a year ago.

Europe: For the second quarter, Ford Europe pre-tax profits were $582 million, up from $262 million a year ago.  The improvement was primarily explained by favorable volume and mix, and cost reductions, partially offset by unfavorable exchange.  Second quarter revenue was $11.5 billion, up from $9.2 billion a year ago.

Volvo: For the second quarter, Volvo reported a pre-tax loss of $120 million, compared with a loss of $91 million a year ago. This reflected an improvement from first quarter results.  The decline primarily reflected unfavorable volume and mix, unfavorable net pricing, and unfavorable exchange, partially offset by cost reductions.  Second quarter revenue was $4.3 billion, compared with $4.4 billion a year ago.

Asia Pacific Africa: For the second quarter, Ford Asia Pacific Africa reported a pre-tax profit of $50 million, compared with a pre-tax profit of $26 million a year ago.  The improvement primarily reflected favorable net pricing and cost performance.  Second quarter revenue was $1.7 billion, about the same as a year ago.

Mazda: Ford earned $103 million from its investment in Mazda in the second quarter, compared with $72 million a year ago.

Other Automotive: Other Automotive, which consists primarily of interest and financing-related costs, reported a second quarter pre-tax loss of $336 million.  This included net interest expense of $339 million.

FINANCIAL SERVICES SECTOR
Financial Services Sector*	Second Quarter		First Half
(in millions)	2008	O/(U) 2007	2008	O/(U) 2007
Ford Credit Pre-Tax Results	$(294)	$(406)	$(261)	$(667)
Other Financial Services	(40)	(33)	(9)	(2)
Financial Services Pre-Tax Results	$(334)	$(439)	$(270)	$(669)

*excludes special items

For the second quarter, the Financial Services sector posted a pre-tax loss of $334 million, compared with a pre-tax profit of $105 million a year ago.

Ford Motor Credit Company: Ford Credit reported a pre-tax loss of $294 million in the second quarter, compared with a profit of $112 million a year ago.  The decrease in earnings primarily reflected higher depreciation expense for leased vehicles and higher provision for credit losses, reflecting weakness in the North American vehicle auction market.

2008 OUTLOOK
“The second half will continue to be challenging, but we have absolutely the right plan to respond to the changing business environment and begin to grow again for the long term,” Mulally said.  “We have great products entering the marketplace in the second half, including the Ford Flex, Lincoln MKS and Ford F-150 in North America, the Ford Kuga in Europe, and the Ford Fiesta in Europe and China.  We continue to make progress on every element of our plan, and we are accelerating the transformation of Ford into a lean global company that delivers profitable growth for all.”

Ford’s 2008 planning assumptions regarding the industry, operating metrics and profit outlook are as follows:

2008 Planning Assumptions and Operational Metrics
Planning Assumptions	Full-Year Plan	First Half	Full-Year Outlook
Industry Volume (SAAR):
–U.S. (million units)*	16.0	15.1	14.0 – 14.5
–Europe (million units)**	17.6	17.5	17.2 – 17.4

Operational Metrics
Compared with 2007:
--Quality	Improve	Improved	On Track

--Automotive Costs***	Improve by about $3 Billion	$2.7 Billion	Over $3 Billion

Absolute Amount:
--U.S. Market Share (Ford Lincoln Mercury)	Low End of 14% - 15% Range	14.7%	High 13%

--Operating-Related Cash Flow	Negative	$(4.6) Billion	Greater Outflow than Plan

--Capital Spending	About $6 Billion	$2.9 Billion	On Track

2008 Operating and Overall Results Now Expected to be Worse Than 2007

* Includes medium and heavy trucks
** European 19 markets that we track
*** At constant volume, mix and exchange; excludes special items

Ford's production volumes are shown below:

2008 Production Volumes
	Actual		Forecast
	Second Quarter		Third Quarter		Fourth Quarter

	Units (000)	O/(U) 2007 (000)	Units (000)	O/(U) 2007 (000)	Units (000)	O/(U) 2007 (000)

Ford North America	685	(126)	440	(197)	500	(141)

Ford Europe	565	53	400	(16)	490	1

Volvo	112	(4)	80	(13)	110	(7)

CONFERENCE CALL DETAILS
Ford Motor Company [NYSE:F] will release second quarter 2008 financial results at 7 a.m. EDT, Thursday, July 24. The following briefings will be held after the announcement:

At 9 a.m. EDT, Alan Mulally, president and chief executive officer, Don Leclair, executive vice president and chief financial officer, and Mark Fields, executive vice president and president, The Americas, will host a call for the investment community and news media to discuss second quarter results and provide more details on changes to Ford's overall plan.

At 11 a.m. EDT, Peter Daniel, Ford senior vice president and controller, Neil Schloss, Ford vice president and treasurer, and K.R. Kent, Ford Motor Credit Company vice chairman and chief financial officer, will host a conference call for fixed income analysts and investors.

The presentations (listen-only) and supporting materials will be available on the Internet at www.shareholder.ford.com.  Representatives of the news media and the investment community participating by teleconference will have the opportunity to ask questions following the presentations.

Access Information – Thursday, July 24
Toll Free: 800-573-4754
International: 617-224-4325

Earnings: 9:00 a.m. EDT
Earnings Passcode: “Ford Earnings”

Fixed Income: 11:00 a.m. EDT
Fixed Income Passcode: “Ford Fixed Income”

Replays – Available after 2 p.m. the day of the event through July 31. www.shareholder.ford.com Toll Free: 888-286-8010 International: 617-801-6888 Passcodes: Earnings: 29481628 Fixed Income: 55865600

SATELLITE FEED DETAILS FOR PRODUCT B-ROLL

At 2:30 p.m. EDT, Ford will feed b-roll of several vehicles referenced in today's announcements for use by media. Broadcast-related questions will be handled by Kelli Felker of Ford Communications at 313-322-1790 or kfelker1@ford.com. The coordinates are:

Satellite: Horizon 2
Transponder: 11K
Band: KU – Analog (74.05 degrees West)
UpLink:   (14420 Vertical)
Downlink:  (12120 Horizontal)
Allocated Bandwidth: (MHz) 36.000
Audio:  6.2/6.8

Ford Motor Company, a global automotive industry leader based in Dearborn, Mich., manufactures or distributes automobiles across six continents.  With about 229,000 employees and about 90 plants worldwide, the company’s core and affiliated automotive brands include Ford, Lincoln, Mercury, Volvo and Mazda. The company provides financial services through Ford Motor Credit Company.  For more information regarding Ford’s products, please visit www.ford.com.

# # #

+	The financial results discussed herein are presented on a preliminary basis; final data will be included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.
++	Excluding special items. See tables following “Safe Harbor/Risk Factors” for the nature and amount of these special items and reconciliation to U.S. Generally Accepted Accounting Principles ("GAAP").
+++	See third table following “Safe Harbor/Risk Factors” for a reconciliation of Automotive gross cash to GAAP.
++++
Earnings per share from continuing operations, excluding special items, is calculated on a basis that includes pre-tax profit and provision for taxes and minority interest.  See tables following “Safe Harbor/Risk Factors” for the nature and amount of these special items and reconciliation to GAAP.

  Safe Harbor/Risk Factors

Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on expectations, forecasts and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	Continued decline in market share;
•	Continued or increased price competition resulting from industry overcapacity, currency fluctuations or other factors;
•	An increase in or acceleration of market shift away from sales of trucks, sport utility vehicles, or other more profitable vehicles, particularly in the United States;
•	A significant decline in industry sales, particularly in the United States, Europe or South America, resulting from slowing economic growth, geo-political events or other factors;
•	Lower-than-anticipated market acceptance of new or existing products;
•	Continued or increased high prices for or reduced availability of fuel;
•	Currency or commodity price fluctuations;
•	Adverse effects from the bankruptcy or insolvency of, change in ownership or control of, or alliances entered into by a major competitor;
•	Economic distress of suppliers that has in the past and may in the future require us to provide financial support or take other measures to ensure supplies of components or materials;
•	Labor or other constraints on our ability to restructure our business;
•	Work stoppages at Ford or supplier facilities or other interruptions of supplies;
•	Single-source supply of components or materials;
•	Substantial pension and postretirement health care and life insurance liabilities impairing our liquidity or financial condition;
•	Inability to implement the Retiree Settlement Health Care Agreement with the UAW to fund and discharge retiree health care obligations because of failure to obtain court approval or otherwise;
•	Worse-than-assumed economic and demographic experience for our postretirement benefit plans (e.g., discount rates, investment returns, and health care cost trends);
•	The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs;
•	Increased safety, emissions (e.g., CO2), fuel economy, or other regulation resulting in higher costs, cash expenditures, and/or sales restrictions;
•	Unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise;
•
A change in our requirements for parts or materials where we have entered into long-term supply arrangements that commit us to purchase minimum or fixed quantities of certain parts or materials, or to pay a minimum amount to the seller ("take-or-pay" contracts);

•	Adverse effects on our results from a decrease in or cessation of government incentives;
•	Adverse effects on our operations resulting from certain geo-political or other events;
•	Substantial negative Automotive operating-related cash flows for the near- to medium-term affecting our ability to meet our obligations, invest in our business or refinance our debt;
•
Substantial levels of Automotive indebtedness adversely affecting our financial condition or preventing us from fulfilling our debt obligations (which may grow because we are able to incur substantially more debt, including additional secured debt);

•
Inability of Ford Credit to access debt or securitization markets around the world at competitive rates or in sufficient amounts due to additional credit rating downgrades, market volatility, market disruption or otherwise;

•	Higher-than-expected credit losses;
•	Increased competition from banks or other financial institutions seeking to increase their share of financing Ford vehicles;
•	Changes in interest rates;
•	Collection and servicing problems related to finance receivables and net investment in operating leases;
•	Lower-than-anticipated residual values or higher-than-expected return volumes for leased vehicles; and
•	New or increased credit, consumer or data protection or other regulations resulting in higher costs and/or additional financing restrictions.

We cannot be certain that any expectation, forecast or assumption made by management in preparing forward-looking statements will prove accurate, or that any projection will be realized.  It is to be expected that there may be differences between projected and actual results.  Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise.  For additional discussion of these risks, see "Item 1A. Risk Factors" in our 2007 Form 10-K Report.

SECOND QUARTER AND FIRST HALF 2008 NET INCOME/(LOSS) COMPARED WITH 2007

	Second Quarter		First Half
	2007	2008	2007	2008
Revenue (Bils.)
Revenue (Excluding Special Items)	$44.2	$38.6	$87.3	$78.0
Special Items*	-	2.9	-	7.0
Revenue	$44.2	$41.5	$87.3	$85.0

Income (Mils.)
Pre-Tax Results from Continuing Operations (Excluding Special Items)	$483	$(1,004)	$552	$(288)
Special Items*	443	(8,026)	330	(8,426)
Pre-Tax Income/(Loss) from Continuing Operations	$926	$(9,030)	$882	$(8,714)

Minority Interest in Net (Income)/Loss of Subsidiaries	(85)	(89)	(143)	(211)
(Provision for)/Benefit from Income Taxes	(123)	444	(305)	349
Income/(Loss) from Continuing Operations	$718	$(8,675)	$434	$(8,576)
Income/(Loss) from Discontinued Operations	32	8	34	9
Net Income/(Loss)	$750	$(8,667)	$468	$(8,567)
* Special items detailed in table on page 11

SECOND QUARTER AND FIRST HALF INCOME/(LOSS) FROM CONTINUING OPERATIONS COMPARED WITH 2007
	Second Quarter		First Half
(in millions)	2007	2008	2007	2008

Pre-Tax Results from Continuing Operations (Excluding Special Items)	$483	$(1,004)	$552	$(288)
Minority Interest in Net (Income)/Loss of Subsidiaries	(85)	(89)	(143)	(211)
(Provision for)/Benefit from Income Taxes applied to Pre-Tax Results from Continuing Operations (Excluding Special Items)	(140)	(283)	(322)	(370)
After Tax Result (Excluding Special Items)	$258	$(1,376)	$87	$(869)

Pre-Tax Special Items*	443	(8,026)	330	(8,426)
(Provision for)/Benefit from Income Taxes on Special Items	17	727	17	719
Income/(Loss) from Continuing Operations	$718	$(8,675)	$434	$(8,576)

(Provision for)/Benefit from Income Taxes applied to Pre-Tax Results from Continuing Operations (Excluding Special Items)	$(140)	$(283)	$(322)	$(370)
(Provision for)/Benefit from Income Taxes on Special Items	17	727	17	719
(Provision for)/Benefit from Income Taxes	$(123)	$444	$(305)	$349

*  Special items detailed in table on page 11

TOTAL COMPANY - SPECIAL ITEMS
	Second Quarter 2008			First Half 2008
	Wholesales (000)	Revenue (Bils.)	Pre-Tax Profit/(Loss) (Mils.)	Wholesales (000)	Revenue (Bils.)	Pre-Tax Profit/(Loss) (Mils.)
North America
- Personnel Reduction Programs			$(274)			$(505)
- Related OPEB Curtailments			100			111
- ACH Plant Sales			(303)			(305)
- U.S. Dealer Reductions (including Investment Write-Off)			(39)			(147)
- Ballard Restructuring			-			(70)
Subtotal North America (before Impairment)			$(516)			$(916)

- Other Personnel Actions			(42)			(58)
- Jaguar Land Rover	51	$2.9	75	125	$7.0	75
- Debt/Equity Swaps	-	-	57	-	-	73
Subtotal Special Items before Impairments	51	$2.9	$(426)	125	$7.0	$(826)

Impairments
- North America Long-Lived Assets			(5,300)			(5,300)
- Ford Credit Operating Lease Portfolio			(2,086)			(2,086)
- Mazda Dealership Goodwill			(214)			(214)
Subtotal Impairments	-	-	(7,600)	-	-	(7,600)

Total Special Items	51	$2.9	$(8,026)	125	$7.0	$(8,426)

Memo:
Special Items Impact on Earnings Per Share*			$(3.26)			$(3.48)

*    Earnings per share for special items is calculated on a basis that includes pre-tax profit, provision for taxes, and minority interest; additional information regarding the method of calculating earnings per share is available in the materials supporting the July 24, 2008 conference calls at www.shareholder.ford.com.

AUTOMOTIVE GROSS CASH RECONCILIATION TO U.S. GAAP
	Mar. 31, 2008	June 30, 2008	June 30, 2008 B/(W) Mar. 31, 2008	Memo: Dec. 31, 2007
	(Bils.)	(Bils.)	(Bils.)	(Bils.)

Cash and Cash Equivalents	$18.7	$16.9	$(1.8)	$20.7
Marketable Securities	6.6	5.1	(1.5)	2.0
Loaned Securities	6.7	7.4	0.7	10.3
Total Cash/Market. and Loaned Securities	$32.0	$29.4	$(2.6)	$33.0
Securities-In-Transit	(0.7)	(0.1)	0.6	(0.3)
Short-Term VEBA Assets*	-	-	-	1.9
UAW-Ford Temporary Asset Account	(2.6)	(2.7)	(0.1)	-
Gross Cash	$28.7	$26.6	$(2.1)	$34.6

* Historically, amounts accessible within 18 months; short-term VEBA is no longer reported within gross cash as of January 1, 2008, consistent with our new UAW VEBA agreement (which is subject to court approval).

#  #  #

Exhibit 99.2

NEWS

Contact:	Media: Mark Truby 1.313. 323.0539 mtruby@ford.com	Equity Investment Community: Larry Heck 1.313.594.0613 fordir@ford.com	Fixed Income Investment Community: Dave Dickenson 1.313.621.0881 fixedinc@ford.com	Shareholder Inquiries: 1.800.555.5259 or 1.313.845.8540 stockinf@ford.com

IMMEDIATE RELEASE

FORD ACCELERATES TRANSFORMATION PLAN WITH SMALL CAR OFFENSIVE, MANUFACTURING REALIGNMENT

•	Ford adding new fuel-efficient small cars and crossovers to North American product lineup

•	Six European small vehicles coming to North America from global B-car and C-car platforms

•	Three large truck and SUV plants converting to small cars; retooling begins this December

•	Ford, Lincoln and Mercury lineup to be almost completely upgraded by end of 2010

•	Ford plans to be the best or among the best in fuel economy with every new product in its segment

•	Hybrid vehicle production and lineup to double in 2009

•	Capacity for North American four-cylinder engines to double by 2011

•	Ford, Lincoln and Mercury confirmed in company’s North American brand portfolio

DEARBORN, Mich., July 24, 2008 – Ford Motor Company [NYSE: F] today announced a significant acceleration of its transformation plan with the addition of several new fuel-efficient small vehicles in North America and a realignment of its North American manufacturing.

The actions represent a considerable shift in Ford’s North American product plans and investments toward smaller vehicles and fuel-efficient powertrains in both the near- and mid-term in line with rapid changes in customer buying preferences.

In addition to bringing six small vehicles to North America from the company’s acclaimed European lineup, Ford is accelerating the introduction of fuel-efficient EcoBoost and all-new four-cylinder engines, boosting hybrid production and converting three existing truck and SUV plants for small car production, beginning this December.

“We continue to take fast and decisive action implementing our plan and responding to the rapidly changing business environment,” said Ford President and CEO Alan Mulally.  “Ford is moving aggressively using our global product strengths to introduce additional smaller vehicles in North America and to provide outstanding fuel economy with every new product.”

Mulally said the company is more focused than ever on its transformation plan, which calls for:

•	Aggressively restructuring to operate profitably at the current demand and changing model mix
•	Accelerating the development of new products that customers want and value
•	Financing the plan and improving the balance sheet
•	Working together effectively as one team, leveraging Ford’s global assets

“The progress we have made in working together to create a ‘One Ford’ global enterprise during the past two years gives us a unique competitive advantage in today’s environment,” Mulally said.  “We are in a stronger position than ever to leverage Ford’s global assets to address the North American business environment.  We also are building on the past few years of progress in continuously improving our quality, reducing our cost structure and introducing strong new products.”

Aggressively Restructuring
Ford will convert three existing North American truck and SUV plants for small car production, with the first conversion beginning this December.

The moves are in addition to Ford’s announcements in May and June that it is reducing its North American production plans for large trucks and SUVs for the remainder of 2008, as well as increasing production of smaller cars and crossovers.

“We are transforming Ford’s North American manufacturing operations into a lean, flexible system that is fully competitive with the best in the business,” said Mark Fields, Ford president of The Americas.  “We remain committed to matching our capacity with real consumer demand, and we are equipping nearly all of our assembly plants with flexible body shops, ensuring we can respond quickly to changing consumer tastes.

“In addition, we are adding four-cylinder engine capacity to meet the growing consumer demand, while expanding production of our new EcoBoost engines, six-speed transmissions and other fuel-saving technologies,” Fields said.

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Among the manufacturing realignment actions:

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Michigan Truck Plant in Wayne, Mich., which currently builds the Ford Expedition and Lincoln Navigator full-size SUVs, will be converted beginning this December to production of small cars derived from Ford’s global C-car platform in 2010.

•	Production of the Ford Expedition and Lincoln Navigator will be moved to the Kentucky Truck Plant in Louisville, Ky., early next year.

•	Cuautitlan Assembly Plant in Mexico, which currently produces F-Series pickups, will be converted to begin production of the new Fiesta small car for North America in early 2010.

•	Louisville (Ky.) Assembly Plant, which builds the Ford Explorer mid-size SUV, will be converted to produce small vehicles from Ford’s global C-car platform beginning in 2011.

•	Twin Cities (Minn.) Assembly Plant – which was scheduled to close in 2009 – will continue production of the Ford Ranger through 2011 to meet consumer demand for the compact pickup.

•	As previously announced, Kansas City Assembly Plant this year will add a third crew to its small utility line for the Ford Escape, Escape Hybrid and Mercury Mariner and Mariner Hybrid.

In tandem with the realignments, Ford will continue to offer targeted hourly buyouts at its U.S. plants and facilities, working with the UAW to secure competitive employment levels.  Ford also said it remains on track to reduce salaried-related costs by 15 percent in North America by Aug. 1.

Ford North America still expects to reduce annual operating costs by $5 billion by the end of 2008 – at constant volume, mix and exchange, and excluding special items – compared with 2005.   In addition, the company said it plans to continue to reduce structural costs beyond 2008.

The company also confirmed Ford, Lincoln and Mercury will remain in its North American brand portfolio.  Ford said it will work with its dealers to broaden and accelerate its dealer consolidations, which will result in a dealer network that reflects the changing industry size and model mix.

Ford also updated its current North American planning assumptions, which include:

•	U.S. economic recovery to begin by early 2010
•	U.S. industry sales to return to trend levels as the economy returns to health
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Product mix changes are permanent, but some recovery will occur from the current share-of-industry for full-size pickups – though not back to levels experienced previously – as the economy and housing sector recover

•	Oil prices to remain volatile and high
•	No near-term relief from current level of commodity prices
•	About 14 percent U.S. market share for Ford, Lincoln and Mercury brands

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Accelerating New Products
Ford is adding several new North American products in the near- and mid-term, and shifting from a primary emphasis on large trucks and SUVs to smaller and more fuel-efficient vehicles.  By the end of 2010, two-thirds of spending will be on cars and crossovers – up from one-half today.

“We are accelerating the development of the new products customers want and value,” Mulally said.  “We sell some of the best vehicles in the world in our profitable European and Asian operations, and we will bring many of them to North America on top of our already aggressive product plans.”

The new products include six European small vehicles to be introduced in North America by the end of 2012.  Ford’s acclaimed European products are set apart by their world-class driving dynamics, exciting design and outstanding quality.

“While we have no intention of giving up our longtime truck leadership, we are creating a new Ford in North America on a foundation of small, fuel-efficient cars and crossovers that will set new standards for quality, fuel economy, product features and refinement,” Fields said.

The Ford, Lincoln, Mercury line will be almost completely upgraded by the end of 2010, including:

•	2009 Ford F-150, on sale in late fall with the most capability, most choice and most smart features of any full-size pickup, and with more than a 7 percent fuel economy improvement

•	2010 Ford Fusion, Mercury Milan, Lincoln MKZ sedans, on sale in early 2009, with Fusion’s and Milan’s four-cylinder fuel economy expected to top Honda Accord and Toyota Camry

•	2010 Ford Fusion Hybrid and Mercury Milan Hybrid, beginning production late this year and on sale in early 2009 – with fuel economy expected to top the Toyota Camry hybrid

•	New Ford Mustang – coupe, convertible, and glass-roof models – in early 2009

•	New Ford Taurus sedan – with EcoBoost engine and even more advanced safety and convenience technologies – in mid-2009

•	New European Transit Connect small multi-purpose van in mid-2009

•	New Lincoln seven-passenger crossover – with EcoBoost engine – in mid-2009

•	New European Ford Fiesta, in both four- and five-door versions, in early 2010

•	New European Ford Focus, in both four- and five-door versions, in 2010

•	New Mercury small car in 2010

•	New European small vehicle that will be a “whitespace” entry in North America in 2010

•	Next-generation Ford Explorer – with unibody construction, EcoBoost, six-speed, weight savings and improved aerodynamics for up to 25 percent better fuel economy – in 2010

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With every new product, Ford expects to be the best or among the best for fuel economy.  This is aided by one of the most extensive powertrain upgrades ever for Ford.  By the end of 2010, nearly all of Ford’s North American engines will be upgraded or replaced.  In addition, within two years, nearly all of Ford’s North American lineup will offer fuel-saving six-speed automatic transmissions.

The improvements build on several Ford fuel economy leaders today, such as:

•	2009 Ford Flex, which is the most fuel-efficient standard seven-passenger vehicle on the market, topping the 2009 Honda Pilot

•	2009 Ford Focus, with highway fuel economy of up to 35 mpg – better than the smaller 2008 Honda Fit and 2009 Nissan Versa SL and a key reason Focus retail sales are up 50 percent

•	2009 Escape, with a new 2.5-liter four-cylinder engine and six-speed transmission delivering best-in-class highway fuel economy of 28 mpg – ahead of Toyota RAV4 and Honda CR-V

•	2009 Ford Escape Hybrid, delivering 34 mpg in the city and 31 mpg on the highway, making it the most fuel-efficient utility vehicle available

Coming in 2009 are the first applications of Ford’s new EcoBoost engines.  EcoBoost uses gasoline turbocharged direct-injection technology for up to 20 percent better fuel economy, up to 15 percent fewer CO2 emissions and superior driving performance versus larger-displacement engines.

EcoBoost V-6 engines will be introduced on several vehicles next year, beginning with the Lincoln MKS and Ford Taurus sedans, and Ford Flex crossover.  Four-cylinder EcoBoost engines will debut in 2010 in both North America and Europe.  Ford will offer EcoBoost on more than 80 percent of its North American lineup by the end of 2012.

Ford also plans to double capacity for North American four-cylinder engines to more than 1 million units by 2011, to meet the consumer trend toward downsized engines for fuel economy.  The smaller engines will deliver significant fuel savings.

In addition, Ford plans to double its hybrid volume and offerings next year – and is looking to expand further going forward.  Production of the all-new 2010 Ford Fusion Hybrid and Mercury Milan Hybrid begins in December – with fuel economy expected to top the Toyota Camry hybrid.

With these new models, the Ford Escape Hybrid – now in its fifth year of production – and the Mercury Mariner Hybrid, Ford will offer four hybrid vehicles.  That will make Ford the largest domestic producer of full hybrid vehicles in North America, second only to Toyota in sales volume.

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Ford also is introducing six-speeds with PowerShift that offers the fuel economy of a manual transmission and convenience of an automatic; start-stop engines that shut off when the vehicle stops; electric power steering; direct injection, and Twin Independent Variable Cam Timing engines.  These technologies will be progressively introduced within the North American lineup by 2012.

“One Ford”
Driving Ford’s product transformation is the company’s “One Ford” global product development vision, which will deliver more vehicles worldwide from fewer core platforms, further reduce costs and allow for the increased use of common parts and systems.

In the next five years, Ford will build more than 1 million vehicles a year worldwide off its global B-car platform and nearly 2 million units worldwide off its global C-car platform.

“Ford is investing most where consumer growth is taking place – and that’s in highly fuel-efficient global small cars,” said Derrick Kuzak, Ford group vice president of Global Product Development.  “One of every four vehicles in the world today is a ‘C’ or Ford Focus-sized vehicle, and we expect the segment to grow more than 20 percent to 6 million units in North America and 25 million worldwide by 2012.  We see similar strong growth in the B-segment, where the Fiesta competes.”

With Ford’s global product development plan, all of the company’s vehicles competing in global segments will be common in North America, Europe and Asia within five years.  In addition to B- and C-sized small cars, the company’s Fusion- and Mondeo-sized C/D cars and utilities will be common globally.  The same will be true for commercial vans.

Ford said it is uniquely positioned to take advantage of its scale, already acclaimed global products and the strength of the Ford brand around the world to respond to the current changing marketplace and to begin to grow profitably.  The company said its success in growing market share and profits with smaller, more fuel-efficient vehicles in Europe is now the template around the world.

“We remain absolutely committed to creating an exciting, viable Ford going forward – and to transforming Ford into a lean global enterprise delivering profitable growth over the long term,” Mulally said.  “We continue to make progress on every element of our transformation plan, and we are taking decisive steps in the near term to ensure our long-term success.”

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Risk Factors

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on expectations, forecasts and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	Continued decline in market share;
•	Continued or increased price competition resulting from industry overcapacity, currency fluctuations or other factors;
•	An increase in or acceleration of market shift away from sales of trucks, sport utility vehicles, or other more profitable vehicles, particularly in the United States;
•	A significant decline in industry sales, particularly in the United States, Europe or South America, resulting from slowing economic growth, geo-political events or other factors;
•	Lower-than-anticipated market acceptance of new or existing products;
•	Continued or increased high prices for or reduced availability of fuel;
•	Currency or commodity price fluctuations;
•	Adverse effects from the bankruptcy or insolvency of, change in ownership or control of, or alliances entered into by a major competitor;
•	Economic distress of suppliers that has in the past and may in the future require us to provide financial support or take other measures to ensure supplies of components or materials;
•	Labor or other constraints on our ability to restructure our business;
•	Work stoppages at Ford or supplier facilities or other interruptions of supplies;
•	Single-source supply of components or materials;
•	Substantial pension, postretirement health care and life insurance liabilities impairing our liquidity or financial condition;
•	Inability to implement Retiree Health Care Settlement Agreement with UAW to fund and discharge retiree health care obligations because of failure to obtain court approval or otherwise;
•	Worse-than-assumed economic and demographic experience for our postretirement benefit plans (e.g., discount rates, investment returns, and health care cost trends);
•	The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs;
•	Increased safety, emissions (e.g., CO2), fuel economy, or other regulation resulting in higher costs, cash expenditures, and/or sales restrictions;
•	Unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise;
•
A change in our requirements for parts or materials where we have entered into long-term supply arrangements that commit us to purchase minimum or fixed quantities of certain parts or materials, or to pay a minimum amount to the seller (“take-or-pay” contracts);

•	Adverse effects on our results from a decrease in or cessation of government incentives;
•	Adverse effects on our operations resulting from certain geo-political or other events;
•	Substantial negative Automotive operating-related cash flows for the near- to medium-term affecting our ability to meet our obligations, invest in our business or refinance our debt;
•
Substantial levels of Automotive indebtedness adversely affecting our financial condition or preventing us from fulfilling our debt obligations (which may grow because we are able to incur substantially more debt, including additional secured debt);

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Inability of Ford Credit to access debt or securitization markets around the world at competitive rates or in sufficient amounts due to additional credit rating downgrades, market volatility, market disruption or otherwise;

•	Higher-than-expected credit losses;
•	Increased competition from banks or other financial institutions seeking to increase their share of financing Ford vehicles;
•	Changes in interest rates;
•	Collection and servicing problems related to finance receivables and net investment in operating leases;
•	Lower-than-anticipated residual values or higher-than-expected return volumes for leased vehicles; and
•	New or increased credit, consumer or data protection or other regulations resulting in higher costs and/or additional financing restrictions.

We cannot be certain that any expectation, forecast or assumption made by management in preparing forward-looking statements will prove accurate, or that any projection will be realized.  It is to be expected that there may be differences between projected and actual results.  Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.  For additional discussion of these risks, see “Item 1A. Risk Factors” in our 2007 Form 10-K Report.

Ford Motor Company, a global automotive industry leader based in Dearborn, Mich., manufactures or distributes automobiles across six continents.  With about 229,000 employees and about 90 plants worldwide, the company’s core and affiliated automotive brands include Ford, Lincoln, Mercury, Volvo and Mazda.  The company provides financial services through Ford Motor Credit Company.  For more information regarding Ford’s products, please visit www.ford.com.

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